UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 12, 2015

SUNCOKE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001- 35243	90-0640593
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1011 Warrenville Road, Suite 600
Lisle, Illinois	60532
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (630) 824-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Contribution Agreement

On January 12, 2015, SunCoke Energy, Inc. (the “Company”), Sun Coal & Coke LLC (“Sun Coal & Coke”), SunCoke Energy Partners, L.P. (the “Partnership”) and Gateway Energy & Coke Company, LLC (“Gateway”) entered into a contribution agreement (the “Contribution Agreement”), to contribute a 75 percent limited liability company membership interest in Gateway to the Partnership (the “Gateway Transaction”) in exchange for a total transaction value of approximately $245.0 million. The Gateway Transaction is expected to close on January 13, 2015, subject to customary closing conditions. Gateway owns and operates a 120-oven cokemaking facility, located on 41 acres in Granite City, Illinois, adjacent to United States Steel Corporation’s (“US Steel”), Granite City Works.

In connection with the Contribution Agreement, the Partnership intends to issue approximately $50.6 million of common units to Sun Coal & Coke and approximately $1.0 million of general partner interests to SunCoke Energy Partners GP LLC, its general partner (the “General Partner”) to maintain the General Partner’s 2% general partner interest in the Partnership. In addition, the Partnership plans to assume and repay approximately $135.0 million principal amount of the outstanding $240.0 million principal amount of the Company’s 7.625% senior unsecured notes due August 2019 (the “SunCoke 2019 Notes”), and expects to pay approximately $5.6 million of accrued but unpaid interest on these notes to the date of redemption plus the applicable redemption premium of approximately $7.7 million.

The Company has agreed that, at the Partnership’s direction, it will exercise its right to optionally redeem the SunCoke 2019 Notes, and the Partnership expects that settlement of such redemption will occur approximately 30 days after the Partnership’s assumption of the SunCoke 2019 Notes. The Partnership will be responsible for certain transaction costs in connection with the redemption of the SunCoke 2019 Notes, including payment of accrued but unpaid interest up to the date of redemption. The Partnership expects to fund the redemption of the SunCoke 2019 Notes with net proceeds from a private placement of $200 million principal amount of its 7.375% Senior Notes due 2020 (the “Notes Offering”).

The foregoing description of the Contribution Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Contribution Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

Coke Sales and Feed Water Processing Agreement

In connection with the Gateway Transaction, the Company entered into the Third Amendment to the Coke Sale and Feed Water Processing Agreement among Gateway, Gateway Cogeneration Company LLC (“Gateway Cogeneration”) and US Steel (the “Coke Sales Agreement”) to, among other things, add Gateway Cogeneration as a party. Under the Coke Sales Agreement, which runs through 2025 (with a five-year renewal at the option of US Steel), US Steel is required to purchase, on a “take-or-pay” basis, substantially all of the coke produced by the Gateway facility. The Gateway cokemaking facility has the capacity to produce approximately 650,000 tons of coke per year and delivers coke directly to the nearby US Steel blast furnace on a conveyor belt. Under the Coke Sales Agreement, the price per ton of coke includes the following components:

•	a coal cost component (including transportation and blending services), adjusted to account for all coal consumed during coke production;

•	an operating cost component which includes the expected costs of operating the Gateway cokemaking facility and which, under certain circumstances, provides for the sharing of operating cost overages and savings;

•	a fixed cost component; and

•	a tax component which includes taxes related to the purchase of coke from Gateway and net property taxes attributable to the Gateway cokemaking facility.

US Steel is entitled to receive a portion of the realized value of certain applicable nonconventional fuels tax credits, to the extent such credits are available. In addition, US Steel is obligated to reimburse Gateway for a portion of government-mandated additional expenditures under certain circumstances.

Under the Coke Sales Agreement, US Steel is entitled to designate a member of a “coal committee,” which selects the coal blends used to produce coke at the Gateway cokemaking facility. Substantially all of the metallurgical coal requirements for the Gateway cokemaking facility are purchased from third-party suppliers pursuant to one- to two-year agreements. Purchased coal is delivered by rail or barge operators under short-term agreements to a nearby coal terminal and blending facility owned by a third-party. The individual coals are then blended by the terminal owner and delivered to the Gateway cokemaking facility by truck. The coal handling, blending and coal blend transportation services are provided by the third party terminal owner under a long-term agreement with the same initial term as the Coke Sales Agreement and subject to Gateway’s option to renew the agreement for subsequent five-year terms.

Using the flue gases and waste heat from the coke ovens, Gateway Cogeneration also produces over 500,000 pounds per hour of superheated steam, which US Steel is obligated to purchase under the Coke Sales Agreement. This steam is delivered to US Steel’s adjacent electrical cogeneration facility, which provides a source of electrical power for US Steel’s operations.

Item 7.01.	Regulation FD Disclosure.

On January 13, 2015, the Company announced that it executed the Contribution Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Omnibus Agreement Amendment

Simultaneously with the closing of the Gateway Transaction, the Partnership, the General Partner and the Company will amend the Omnibus Agreement (as defined in the Contribution Agreement). Under the amended Omnibus Agreement, the Company will indemnify the Partnership for known remediation costs arising from environmental matters discovered and identified as requiring remediation prior to the closing of the Gateway Transaction, except for any liability or increase in liability as a result of changes in environmental regulations.

If, prior to the fifth anniversary of the Partnership’s initial public offering, an environmental matter that was discovered either before or after the closing of the Gateway Transaction is identified as requiring remediation, the Company will indemnify the Partnership for such remediation costs, except for any liability or increase in liability resulting from changes in environmental regulations; provided, however, that the Partnership must bear the first $5 million of such remediation costs, and the Company’s liability for such currently unknown remediation costs will not exceed $50 million.

Following the Gateway Transaction, the Partnership will indemnify the Company for events relating to the Partnership’s operations except to the extent that the Partnership is entitled to indemnification by the Company. The Company will fully indemnify the Partnership with respect to any tax liability arising prior to or in connection with the closing of the Gateway Transaction. The Company will either cure or fully indemnify the Partnership for losses resulting from material title defects at the properties owned by Gateway or Gateway Cogeneration Company LLC, a wholly owned subsidiary of

Gateway (“Gateway Cogeneration”), to the extent that such defects interfere with, or could reasonably be expected to interfere with, the operations of the Gateway cokemaking facility.

In addition, under the amended Omnibus Agreement, until the fifth anniversary of the Partnership’s initial public offering, the Company will make the Partnership whole, in certain circumstances, to the extent a customer of Gateway fails to satisfy its purchase and payment obligations pursuant to a coke sales agreement in effect as of the closing of the Gateway Transaction, or to the extent any such customer obligations are reduced.

Preliminary Fourth Quarter and Year End Financial and Operating Results

For Regulation FD purposes, in connection with the Partnership’s private placement of its 7.375% Senior Notes due 2020, (the “Notes Offering”) the Company wishes to disclose the summary preliminary financial information and operating data set forth below, which is contained in the Offering Memorandum for the Notes Offering.

The Company has not yet finalized its financial statements for the three months and year ended December 31, 2014. In connection with the completion of these activities, the Company may identify items that would require the Company to make adjustments to its preliminary estimates that are set forth below.

The Company has prepared these estimates in good faith based upon our internal reporting as of and for the three months ended December 31, 2014. Given the timing of these estimates, the Company has not completed its customary quarterly close and review procedures as of and for the three months and year ended December 31, 2014, and there can be no assurance that the Company’s final results for these periods will not differ from these estimates. During the course of the preparation of the consolidated financial statements and related notes as of and for the three months and year ended December 31, 2014, the Company may identify items that could cause the final reported results to be materially different from the preliminary estimates presented herein. The Company’s independent registered public accounting firm has not performed review procedures with respect to the summary preliminary financial data set forth below, nor have they expressed any opinion or provided any other form of assurance on the data. This summary is not intended to be a comprehensive statement of the Company’s audited financial results for this period.

2014 Estimated Adjusted EBITDA

	2014E
(Dollars in millions, except production data)	Low	High
Adjusted EBITDA
SXCP	$145	$151
Granite City	35	40

SXCP Reconciliation of 2014 Expected EBITDA

	2014E
	Low	High
Net Income	$59	$70
Depreciation and amortization expense	43	41
Interest expense, net	42	39
Income tax expense	1	1

Adjusted EBITDA	$145	$151
Adjusted EBITDA attributable to noncontrolling interest (1)	(19)	(19)

Adjusted EBITDA attributable to SXCP	$126	$132
Less:
Ongoing capex (SXCP share)	(15)	(15)
Replacement capex accrual	(5)	(5)
Cash interest accrual	(23)	(23)

Distributable cash flow	$83	$89

(1)	Adjusted EBITDA attributable to noncontrolling interest represents SunCoke’s 35% interest in Haverhill and Middletown’s Adjusted EBITDA for January 1 - May 9, 2014 and its 2% interest in these facilities projected Adjusted EBITDA for May 10 - December 31, 2014.

Granite City Reconciliation of 2014 Expected EBITDA (1)

	2014E
	Low	High
Net Income	$13	$16
Depreciation and amortization expense	14	14
Interest expense, net	—	—
Income tax expense	8	10

Adjusted EBITDA	$35	$40

	Year Ended December 31,		Three Months Ended December 31,
	2014E	2013	2014E	2013
On-Going Capital Expenditures (100%):
SXCP	$17.4	$14.2	$3.3	$7.7
Granite City	3.8	4.2	1.0	2.6

Coke Production Data (thousands of tons):
SXCP	1,746	1,790	452	445
Granite City	689	686	177	172

(1)	Adjusted EBITDA, on-going capital expenditures and coke production is stated at 100%.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements and information in this Current Report on Form 8-K may constitute “forward-looking statements.” Forward-looking statements include all statements that are not historical facts and may be identified by the use of such words as “believe,” “expect,” “plan,” “project,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should” or the negative of these terms or similar expressions. Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of the Company) that could cause actual results to differ materially. These forward-looking statements include, without limitation, satisfaction of the conditions to the closing of the Gateway Transaction and the possibility that the Gateway Transaction will not close; timing of the completion of the proposed Gateway Transaction; and the Partnership’s plans for financing the Gateway Transaction. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effect on the Company. While the Company believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that the Company currently anticipates. All subsequent written and oral forward-looking statements concerning the Company, the Partnership, the General Partner, Gateway, the proposed transactions or other matters, and attributable to the Company, the Partnership, the General Partner or Gateway or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Contribution Agreement, dated January 12, 2015, by and among Sun Coal & Coke LLC, SunCoke Energy Partners, L.P., SunCoke Energy Inc. and agreed to for purposes of Section 2.9 thereof by Gateway Energy & Coke Company, LLC

23.1	Consent of Ernst & Young LLP

99.1	Press Release dated January 13, 2015

99.2	Gateway Energy & Coke Company, LLC Audited Financial Statements

99.3	Gateway Energy & Coke Company, LLC Financial Statements (Unaudited)

*	The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNCOKE ENERGY, INC.

By:	/s/ Fay West
Fay West Senior Vice President and Chief Financial Officer

Date: January 13, 2015

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Contribution Agreement, dated January 12, 2015, by and among Sun Coal & Coke LLC, SunCoke Energy Partners, L.P., SunCoke Energy Inc. and agreed to for purposes of Section 2.9 thereof by Gateway Energy & Coke Company, LLC

23.1	Consent of Ernst & Young LLP

99.1	Press Release dated January 13, 2015

99.2	Gateway Energy & Coke Company, LLC Audited Financial Statements

99.3	Gateway Energy & Coke Company, LLC Financial Statements (Unaudited)

*	The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules to the Securities and Exchange Commission upon request.